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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of RJR Nabisco Holdings Corp. on Form S-8 of our report dated January 26, 1998 (March 3, 1998 as to Note 10) that appears in the Annual Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 20, 1998